EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference of our report dated October 12, 2005 in Current Report on Form 8-K/A of Industrial Enterprises of America, Inc’s Registration Statement on Form S-8 (Reg. No. 333-122239) related to the Industrial Enterprises of America, Inc. 2004 Stock Option Plan.

                   /s/ Darrin DeSeno

January 19, 2006